Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334      558,648,069
BARCLAYS CAPITAL INC.                       05-0346412      435,288,140
WELLS FARGO BANK                            41-0449260      424,861,319
PREBON SECURITIES (USA) INC.                13-3431785      395,892,700
JPMORGAN CHASE & CO.                        13-3224016      220,130,018
SOCIETE GENERALE                            13-3557071      231,675,267
BANK OF AMERICA SECURITIES LLC              56-2058405      171,799,749
RBS SECURITIES, INC.                        13-3272275      189,109,977
DEUTSCHE BANK SECURITIES, INC.              13-2730328      161,115,736
CITIGROUP INC.                              52-1568099      155,820,076






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BNP PARIBAS SECURITIES CORP.                13-3235334          936,228
BARCLAYS CAPITAL INC.                       05-0346412       40,584,434
WELLS FARGO BANK                            41-0449260        3,909,192
PREBON SECURITIES (USA) INC.                13-3431785                0
JPMORGAN CHASE & CO.                        13-3224016       39,328,841
SOCIETE GENERALE                            13-3557071            9,477
BANK OF AMERICA SECURITIES LLC              56-2058405       22,330,178
RBS SECURITIES, INC.                        13-3272275          334,682
DEUTSCHE BANK SECURITIES, INC.              13-2730328       18,900,715
CITIGROUP INC.                              52-1568099       17,437,917




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    3,552,273,971 D. Total Sales: 201,219,706

                               SCREEN NUMBER : 12